EXHIBIT 99.1

PRECISIONIR GROUP, INC.
Richmond, Virginia

CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011

PRECISIONIR GROUP, INC.
Richmond, Virginia

CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011

CONTENTS

INDEPENDENT AUDITOR’S REPORT	1

CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS	3

CONSOLIDATED BALANCE SHEETS	4

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)	5

CONSOLIDATED STATEMENTS OF CASH FLOWS	6

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	7

CONSOLIDATING INFORMATION

December 31, 2012
CONSOLIDATING STATEMENT OF COMPREHENSIVE LOSS	19

CONSOLIDATING BALANCE SHEET	20

December 31, 2011
CONSOLIDATING STATEMENT OF COMPREHENSIVE LOSS	22

CONSOLIDATING BALANCE SHEET	23

INDEPENDENT AUDITOR’S REPORT

Board of Directors PrecisionIR Group, Inc. Richmond, Virginia

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of PrecisionIR Group, Inc., which comprise the consolidated balance sheets as of December 31, 2012 and 2011, and the related consolidated statements of comprehensive loss, changes in stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of PrecisionIR Group, Inc. as of December 31, 2012 and 2011, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter Regarding Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 15 to the consolidated financial statements, the Company has suffered recurring losses from operations, is out of compliance with its loan covenants and has an expired credit agreement that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 15. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Other Matter

Our audits were conducted for the purpose of forming an opinion on the consolidated financial statements as a whole.  The consolidating information is presented for purposes of additional analysis of the consolidated financial statements rather than to present the financial position and results of operations of the individual companies, and is not a required part of the consolidated financial statements.  Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the consolidated financial statements.  The consolidating information has been subjected to the auditing procedures applied in the audits of the consolidated financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the consolidated financial statements or to the consolidated financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America.  In our opinion, the consolidating information is fairly stated in all material respects in relation to the consolidated financial statements as a whole.

/s/ Crowe Horwath LLP

Crowe Horwath LLP

Grand Rapids, Michigan
July 1, 2013

PRECISIONIR GROUP, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
Years ended December 31, 2012 and 2011
(Dollars in thousands, except per share amounts)

	2012	2011

Net sales	$13,682	$18,315

Cost of goods sold	3,776	4,931

Gross profit	9,906	13,384

Selling, general and administrative expenses	9,043	12,916
Stock compensation expense	54	119
Depreciation and amortization	915	1,217
	10,012	14,252
Loss before other income (expense) and income taxes	(106)	(868)

Other income (expense)
Interest income	-	2
Interest expense	(567)	(805)
Management fee	(646)	(735)
Intangible asset and goodwill impairment losses (Note 3 and Note 4)	(8,290)	(10,544)
Loss on foreign currency exchange	(71)	(64)
	(9,574)	(12,146)

Loss from continuing operations, before income taxes	(9,680)	(13,014)

Income tax benefit (Note 5)	81	303

Loss from continuing operations, net of income taxes	(9,599)	(12,711)

Discontinued operations, net of income tax expense of $12 and $61, respectively	20	96
Loss on sale of discontinued operations	(92)	-
	(72)	96
Net loss	(9,671)	(12,615)

Other comprehensive loss
Foreign currency translation adjustment	(36)	(56)

Comprehensive loss	$(9,707)	$(12,671)

See accompanying notes to consolidated financial statements.

PRECISIONIR GROUP, INC.
CONSOLIDATED BALANCE SHEETS
December 31, 2012 and 2011
(Dollars in thousands, except per share amounts)

	2012	2011

ASSETS
Current assets
Cash	$612	$1,561
Accounts receivable after allowance for doubtful accounts of $288 and $399 for 2012 and 2011, respectively	1,701	2,470
Income tax receivable (Note 5)	35	127
Prepaid expenses and other current assets	582	402
Deferred income taxes (Note 5)	-	492
Current assets of discontinued operations	4	509
Total current assets	2,934	5,561
Property and equipment, net (Note 6)	419	673
Other assets
Other receivables	128	-
Intangible assets (Note 3)	2,310	3,859
Goodwill (Note 4)	1,567	8,866
Long-term assets of discontinued operations	-	542
	4,005	13,267

	$7,358	$19,501
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
Current maturities of notes payable and long-term debt (Note 7)	$5,968	$-
Accounts payable	469	555
Advance postage fees	823	825
Other current liabilities	3,057	4,224
Current liabilities of discontinued operations	1	246
Total current liabilities	10,318	5,850
Notes payable and long-term debt (Note 7)	-	6,446
Deferred income taxes (Note 5)	226	807
Dividends payable (Note 12)	2,696	1,795
Deferred rent	69	-
Stockholders' equity (deficit)
Common stock, $.01 par value: 8,500,000 shares authorized,
3,403,340 issued and outstanding	34	34
Preferred stock, 15% Series A and B cumulative convertible
preferred stock; par value $.01; authorized Series A and B
of 3,100,000 and 1,100,000 shares, respectively; issued and
outstanding Series A and B of 2,794,699 and 282,224 shares,
respectively; aggregate liquidation preference of $14,696
and $9,795, respectively (Note 12)	31	31
Additional paid-in capital	34,982	35,829
Other accumulated comprehensive income (loss)	(39)	(3)
Accumulated deficit	(40,959)	(31,288)
	(5,951)	4,603

	$7,358	$19,501

See accompanying notes to consolidated financial statements.

PRECISIONIR GROUP, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
Years ended December 31, 2012 and 2011
(Dollars in thousands, except per share amounts)

	Common Stock		Preferred Stock		Additional Paid-In	Other Accumulated Comprehensive Income	Accumulated
	Shares	Amount	Shares	Amount	Capital	(Loss)	Deficit	Total

Balances, January 1, 2011	3,403,340	$34	3,076,923	$31	$36,605	$53	$(18,673)	$18,050

Net loss	-	-	-	-	-	-	(12,615)	(12,615)

Foreign currency translation adjustment	-	-	-	-	-	(56)	-	(56)

Stock compensation expense (Note 11)	-	-	-	-	119	-	-	119

Preferred stock dividends (Note 12)	-	-	-	-	(895)	-	-	(895)

Balances, December 31, 2011	3,403,340	34	3,076,923	31	35,829	(3)	(31,288)	4,603

Net loss	-	-	-	-	-	-	(9,671)	(9,671)

Foreign currency translation adjustment	-	-	-	-	-	(36)	-	(36)

Stock compensation expense (Note 11)	-	-	-	-	54	-	-	54

Preferred stock dividends (Note 12)	-	-	-	-	(901)	-	-	(901)

Balances, December 31, 2012	3,403,340	$34	3,076,923	$31	$34,982	$(39)	$(40,959)	$(5,951)

See accompanying notes to consolidated financial statements.

PRECISIONIR GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
Years ended December 31, 2012 and 2011
(Dollars in thousands, except per share amounts)

	2012	2011

Cash flows from operating activities
Net loss	$(9,671)	$(12,615)
Adjustments to reconcile net loss to net cash from operating activities
Depreciation and amortization	915	1,271
Bad debt expense	89	47
Loss on sale of property and equipment	14	-
Deferred income taxes	(89)	(322)
Impairment losses	8,290	10,544
Stock compensation expense	54	119
Loss on sale of discontinued operations	92	-
Change in assets and liabilities
Accounts receivable	680	1,389
Income tax receivable	92	(343)
Prepaid expense	(180)	107
Other assets	(167)	(83)
Accounts payable	(86)	287
Advance postage fees	(2)	(293)
Other current liabilities	(1,167)	988
Other liabilities	69	-
Payment-in-kind interest on debt	145	-
Discontinued operations assets and liabilities	560	200
Net cash from operating activities	(362)	1,296

Cash flows from investing activities
Capital expenditures	(117)	(401)
Proceeds on sale of discontinued operations	150	-
Net cash from investing activities	33	(401)

Cash flows from financing activities
Borrowings on notes payable	544	2,412
Payments on notes payable	(1,167)	(1,610)
Payments on long-term debt	-	(2,738)
Net cash from financing activities	(623)	(1,936)

Effect of exchange rate changes on cash	3	27

Net change in cash	(949)	(1,014)

Cash at beginning of year	1,561	2,575

Cash at end of year	$612	$1,561

Supplemental disclosures of cash flow information
Interest paid	$473	$535
Income taxes	(71)	423

Supplemental disclosures of non-cash financing activities
Preferred stock dividends declared	$901	$895

See accompanying notes to consolidated financial statements.

PRECISIONIR GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011
(Dollars in thousands, except per share amounts)

NOTE 1 - DESCRIPTION OF COMPANY AND BASIS OF PRESENTATION

Description of Company:  The Company is engaged in providing on-line communication solutions to corporate clients requiring investor relations and web event services.

Principles of Consolidation and Nature of Operations:  The consolidated financial statements of PrecisionIR Group, Inc.  (the “Parent”) include the accounts of PrecisionIR, Inc. (which includes VCall, Inc. and Vodium Corporation) and the foreign subsidiaries, PrecisionIR Ltd, PrecisionIR AB and WILink (collectively referred to as “subsidiaries”).  All significant intercompany balances and transactions have been eliminated.  Hereafter, both the Parent and subsidiaries will be referred to as “the Company”.

Discontinued Operations:  As a result of the sale of the non-investor relations webcasting business, all corresponding 2012 and 2011 disclosures have been adjusted to exclude the non-investor relations webcasting business (see Note 13).

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition:  The Company recognizes revenue upon the delivery of services provided to customers or shipment of reports.  In certain instances customers are billed in advance for services provided.  Advance billings are deferred and recorded as revenue in the period in which the related services are completed.  Deferred revenue of $1,392 and $2,039 at December 31, 2012 and December 31, 2011, respectively, is included in other current liabilities in the consolidated balance sheet.

Use of Estimates:  The preparation of the financial statements in conformity with  accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements.  Actual results may differ from those estimates.  Estimates and assumptions that are more susceptible to change in the near term are related to the allowance for doubtful accounts, stock compensation expense and the fair values of intangible assets and goodwill.

Fair Value of Financial Instruments:  The Company's carrying amount for its financial instruments, which include cash, contingent consideration, line of credit and long-term debt approximate fair value.

Fair value is the price that would be received by the Company for an asset or paid by the Company to transfer a liability (an exit price) in an orderly transaction between market participants on the measurement date in the Company’s principal or most advantageous market for the asset or liability. Fair value measurements are determined by maximizing the use of observable inputs and minimizing the use of unobservable inputs.  The hierarchy places the highest priority on unadjusted quoted market prices in active markets for identical assets or liabilities (level 1 measurements) and gives the lowest priority to unobservable inputs (level 3 measurements).  The three levels of inputs within the fair value hierarchy are defined as follows:

Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets that the Company has the ability to access as of the measurement date.

Level 2: Significant other observable inputs other than level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

(Continued)

PRECISIONIR GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011
(Dollars in thousands, except per share amounts)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Level 3: Significant unobservable inputs that reflect the Company’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

In some cases, a valuation technique used to measure fair value may include inputs from multiple levels of the fair value hierarchy. The lowest level of significant input determines the placement of the entire fair value measurement in the hierarchy.

The Company accounts for the contingent consideration received from the sale of the Vcall line of business (see Note 13) at fair value.  The Company determined the fair value of the contingent consideration based on a discounted cash flow analysis. The future estimated revenue share payments were discounted using a rate that reflects the uncertainty surrounding the expected outcomes, which the Company believes is appropriate and representative of a market participant assumption. This fair value measurement is based on significant inputs not observable in the market and thus represents a Level 3 measurement within the fair value hierarchy.

Assets measured at fair value on a recurring basis are summarized below:

	Fair Value Measurements at December 31, 2012 Using
	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets:
Contingent consideration	$-	$-	$357

The current portion of the contingent consideration ($229 at December 31, 2012) is classified as prepaid expenses and other current assets in the financial statements while the long-term portion ($128 at December 31, 2012) is classified as other receivables.  There was no contingent consideration outstanding at December 31, 2011.

Cash:  The Company's cash consists of deposit accounts with various domestic and foreign banks.  The first $250 of the deposit accounts with each of the U.S. banks is insured by an agency of the U.S. Government.  Effective January 1, 2013, deposits held in noninterest-bearing accounts are aggregated with any interest bearing deposits, and the combined total is insured up to at least $250.

Accounts Receivable:  The Company sells to customers using credit terms customary in its industry.  Interest is not charged on receivables.  Management establishes a reserve for losses on its accounts based on the credit risk of specific customers, historic loss experience and current economic conditions.  Losses are written off to the reserve when management determines further collection efforts will not produce additional recoveries.

Property, Equipment and Depreciation: Property and equipment acquired are stated at cost.  Major additions and improvements are capitalized and depreciated; maintenance and repairs are charged to expense when incurred.  Upon disposition, the related cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in other income or expense.  Depreciation is provided using the straight-line method on asset lives varying from three to seven years.  Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the improvement.  These assets are reviewed for impairment when events indicate the carrying amount may not be recoverable from undiscounted cash flows.  If impaired, the assets are recorded at fair value.

(Continued)

PRECISIONIR GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011
(Dollars in thousands, except per share amounts)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes:  The Company records income tax expense based on the amount of taxes due on its federal and state income tax returns plus deferred taxes computed based on the expected future tax consequences of temporary differences between the carrying amounts and tax bases of assets and liabilities, using enacted tax rates.  A valuation allowance, if needed, is recorded to reduce deferred tax assets to an amount more likely than not to be realized.

Uncertain tax provisions are recognized and measured under provisions in FASB ASC 740.  A tax position is recognized as a benefit only if it is "more likely than not" that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur.  The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination.  For tax positions not meeting the "more likely than not" test, no tax benefit is recorded.  The Company does not expect the total amount of unrecognized tax benefits to significantly change in the next 12 months.

The Company recognizes interest related to income tax matters as interest expense and penalties related to income tax matters as other expense.  The Company did not have any amounts accrued or expensed for interest and penalties as of and for the years ended December 31, 2012 and 2011.

The Company and its subsidiaries are subject to U.S. federal income tax as well as income tax of multiple-state and foreign jurisdictions.  The Company is generally no longer subject to examination by taxing authorities for tax years before 2009.

Translation of Foreign Financial Statements:  The financial statements of the foreign subsidiaries of the Company have been translated into U.S. dollars.  All assets and liabilities have been translated at current rates of exchange in effect at the end of the fiscal period.  Income and expense items have been translated at the average exchange rates for the year.  The gains or losses that result from this process are recorded as a separate component of stockholder's equity until the entity is sold or substantially liquidated.  Foreign currency translation adjustments resulted in losses of $36 and $56 at December 31, 2012 and 2011, respectively.

Goodwill:  Goodwill results from business acquisitions and represents the excess of the purchase price over the fair value of acquired tangible assets and liabilities and identifiable intangible assets.  Goodwill is assessed at least annually for impairment, and any such impairment will be recognized in the period identified.

Comprehensive Income (Loss):  Comprehensive income (loss) consists of net income (loss) and other comprehensive income (loss) related to changes in the cumulative foreign currency translation adjustment.

Intangible Assets:  Intangible assets consist of client relationships, customer lists, software, technology and trademarks that are initially measured at fair value.  The trademarks have an indefinite life and are not amortized.  The trademarks are assessed annually for impairment and any such impairment will be recognized in the period identified.  The client relationships, customer lists, software and technology are amortized over their estimated useful lives.

Debt Issue Costs:  Costs incurred in obtaining long-term debt are amortized based on the effective interest method over the life of the corresponding debt.

Advance Postage Fees: The Company requires that each client deposit a postage fee advance for annual report services.  The amount is held until the client cancels the service and the Company reimburses the amount deposited.

(Continued)

PRECISIONIR GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011
(Dollars in thousands, except per share amounts)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Advertising:  The Company expenses the production costs of advertising the first time the advertising takes place, except for direct-response advertising, which is capitalized and amortized over its expected period of future benefits.

Direct-response advertising consists primarily of advertisements that include order forms for the Company's products.  The capitalized costs of the advertising are amortized over the three-month period following the mailing of the order forms.

As of the December 31, 2012 and 2011, no advertising expense was reported as an asset.  Advertising expense for the years ended December 31, 2012 and 2011 was $812 and $1,304, respectively.

Reclassifications:  Certain prior year amounts have been reclassified to conform with the current year’s presentation.  These reclassifications had no effect on comprehensive loss or equity.

NOTE 3 - INTANGIBLE ASSETS

Intangible assets by major asset type are as follows:

	2012		2011
	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization

Trademarks	$959	$-	$1,950	$-
Client relationships	5,029	(3,678)	5,029	(3,120)
Customer lists	2,413	(2,413)	2,413	(2,413)
Software and technology	5,086	(5,086)	5,086	(5,086)
	$13,487	$(11,177)	$14,478	$(10,619)

For the years ended December 31, 2012 and 2011, the Company recorded $558 and $760 of amortization expense.

The trademarks are considered to be an indefinite life intangible and are not amortized but are tested at least annually for impairment.  As a result of annual impairment testing, the Company recorded an impairment loss of $991 and $950 for the years ended December 31, 2012 and 2011, respectively.  The 2012 and 2011 impairment losses reflect recent financial performance.

Estimated amortization expense for the next three years:

2013	$559
2014	559
2015	233

(Continued)

PRECISIONIR GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011
(Dollars in thousands, except per share amounts)

NOTE 4 - GOODWILL

The changes in the carrying amount of goodwill for the years ended December 31, 2012 and 2011 are as follows:

Balance at January 1, 2011	$18,460
Impairment loss	(9,594)
Balance at December 31, 2011	8,866
Impairment loss	(7,299)
Balance at December 31, 2012	$1,567

Goodwill is tested for impairment annually.  As a result of the annual impairment tests, the Company recognized an impairment loss of $7,299 and $9,594 for the years ended December 31, 2012 and 2011, respectively.  The impairment losses reflects recent financial performance.  The fair value of the reporting unit was estimated using the expected present value of future cash flows.

NOTE 5 - INCOME TAXES

The (provision) benefit for income taxes consists of the following:

	2012	2011
Current
Federal	$104	$277
State	(106)	(367)
Foreign	(6)	71
	(8)	(19)
Deferred
Federal	(74)	117
State	(10)	26
Foreign	173	179
	89	322
	$81	$303

Deferred tax assets and liabilities are as follows:

	2012	2011

Deferred tax assets	$6,148	$4,660
Deferred tax liabilities	1,623	841
Valuation allowance	4,751	4,134

In 2012 and 2011, the valuation allowance increased by $617 and $461, respectively, due to the uncertainty of realization of foreign tax credits as well as current year NOL created.

(Continued)

PRECISIONIR GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011
(Dollars in thousands, except per share amounts)

NOTE 5 - INCOME TAXES (Continued)

The valuation allowance relates to deferred tax operating loss carryforwards and foreign tax credits which have been reduced to the amount which is more likely than not to be realized.  At December 31, 2012, operating loss carryforwards include approximately $6,707 in the Nordic Division, which do not expire and $700 related to Vcall and Informed Investors which expire in 2021, $3,500 of current year federal operating loss that will expire in 2032, and $1,480 of state operating losses that will expire throughout the next 20 years depending on the jurisdiction.

Income tax expense differs from expense at statutory rates due to the effect of graduated tax rates, nondeductible expenses including impairment of goodwill and nontaxable income.

Temporary differences between financial statements and tax returns consist primarily of allowance for doubtful accounts, various accrued expenses, stock option expense, net operating losses, depreciation of property and equipment and amortization of intangible assets.

The Company has not recorded deferred income taxes applicable to undistributed earnings of foreign subsidiaries that are indefinitely reinvested in foreign operations.  Generally, such earnings become subject to U.S. tax upon the remittance of dividends and under certain other circumstances.  It is not practical to estimate the amount of deferred tax liabilities on such undistributed earnings.  Undistributed earnings are insignificant as of December 31, 2012 and 2011.

NOTE 6 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

	2012	2011

Leasehold improvements	$214	$639
Computer equipment and software	1,490	2,375
Furniture and equipment	231	511
Projects in process	-	14
	1,935	3,539
Less: accumulated depreciation	1,516	2,866
	$419	$673

Depreciation expense for property and equipment was $357 and $459 for the years ended December 31, 2012 and 2011, respectively.

NOTE 7 - NOTES PAYABLE AND LONG-TERM DEBT

Notes payable and long-term debt consist of the following:

	2012	2011

Lines of credit	$2,140	$2,725
Term loan A	742	721
Term loan B	3,086	3,000
	5,968	6,446
Less notes payable and current maturities of long-term debt	(5,968)	-
	$-	$6,446

(Continued)

PRECISIONIR GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011
(Dollars in thousands, except per share amounts)

NOTE 7 - NOTES PAYABLE AND LONG-TERM DEBT (Continued)

At December 31, 2012 and 2011 the Company has a $2,000 revolving line of credit with an outstanding balance of $2,043 and $1,993, respectively. The balance at December 31, 2012 includes $58 of payment-in-kind (PIK) interest. The line is collateralized by substantially all assets of the Company. Interest is payable monthly and varies at a base rate plus a margin of 12% (6% paid in cash and remainder as PIK interest) and 6% at December 31, 2012 and 2011, respectively (12.75% and 7% at December 31, 2012 and 2011, respectively). The base rate equals the greater of prime or the federal funds rate plus .5%. The Company also incurs a fee payable on the unused commitment of 3% and 2.5% at December 31, 2012 and 2011, respectively. On May 31, 2012, the Company amended the revolving line of credit to extend out the maturity date to January 30, 2013.

The Company also has a revolving line of credit available to its foreign subsidiaries which expires on January 30, 2013. The amounts available under this line of credit were $500 and $1,000 and the amounts outstanding under this line of credit were $97 and $732 as of December 31, 2012 and 2011, respectively. Borrowings on the line of credit require monthly interest payments at the lenders base rate plus a margin of 12% (6% paid in cash and remainder as PIK interest) and 6% at December 31, 2012 and 2011, respectively. The Company also incurs a fee payable on the unused commitment of 3% and 2.5% at December 31, 2012 and 2011, respectively. On May 31, 2012 the Company amended the foreign subsidiary revolving line of credit to extend out the maturity date to January 30, 2013.

On April 24, 2006, the Company entered into Term loan A with its lender, which was amended on June 10, 2009, June 9, 2011, January 31, 2012 and May 31, 2012. The outstanding balance requires interest payments at LIBOR plus a margin of 12% (6% paid in cash and remainder as PIK interest) and 5% at December 31, 2012 and 2011, respectively (12.21% and 5.36% at December 31, 2012 and 2011, respectively).

The Company entered into Term loan B with its lender on June 10, 2009 in the amount of $3,000, which was amended on June 9, 2011, January 31, 2012 and May 31, 2012. The outstanding balance requires interest payments at LIBOR plus a margin of 12% (6% paid in cash and remainder as PIK interest) and 5% at December 31, 2012 and 2011, respectively (12.21% and 5.36% at December 31, 2012 and 2011, respectively).

On May 31, 2012 the Company amended Term loan A and Term loan B to extend out the maturity dates to January 30, 2013.  As part of the amendments, the Company has agreed to take steps to market the Company for sale to potential buyers.

At December 31, 2012, the Company is subject to certain financial covenants principally consisting of the net interest coverage ratio and the net borrowings ratio. The Company was not in compliance with the financial covenants at December 31, 2012. As of the date of the issuance of the financial statements, the bank has not called the loans, but retains the right to do so at any time.

The Company incurred $2,169 of fees obtaining term notes. These costs are being amortized over the life of the debt. Deferred financing costs included in the consolidated balance sheet are net of accumulated amortization of $2,169 and $2,151 at December 31, 2012 and 2011, respectively. The Company recorded $18 and $52 of financing fee amortization as interest expense for the years ended December 31, 2012 and 2011, respectively.

(Continued)

PRECISIONIR GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011
(Dollars in thousands, except per share amounts)

NOTE 8 - OPERATING LEASE COMMITMENTS

The Company leases office facilities and office equipment under noncancelable operating leases expiring at various dates between 2011 and 2017.  Minimum annual rentals required under these leases approximate the following:

Minimum Lease Commitment

2013	$237
2014	126
2015	129
2016	131
2017	111
Thereafter	-

The aggregate rental expense under all cancelable and noncancelable operating leases was $467 and $769 for the years ended December 31, 2012 and 2011, respectively.

NOTE 9 - EMPLOYEE BENEFIT PLANS

The Company has a defined contribution 401(k) Profit Sharing Plan which covers substantially all employees in the United States. Matching and profit sharing contributions to the plan are at the discretion of management, but are limited to the amount deductible for federal income tax purposes. The Company contributed $53 and $27 for matching contributions for the years ended December 31, 2012 and 2011, respectively.

The Company has a defined contribution plan which covers substantially all employees in the United Kingdom.  Employer contributions to the plan are at the discretion of management.  The Company's contribution expense for discretionary contributions was $56 and $29 for the years ended December 31, 2012 and 2011, respectively.

The Company has a defined contribution plan which covers substantially all employees in Sweden. Employer contributions to the plan are at the discretion of management. The Company's contribution expense for these discretionary contributions was $2 and $5 for the years ended December 31, 2012 and 2011, respectively.

NOTE 10 - RELATED PARTY

The Company has a management service agreement with an affiliate of a shareholder of the Company to provide consulting and advisory services for the Company.  The management fee and associated out-of-pocket expenses for these services was $646 and $735 for the year ended December 31, 2012 and 2011, respectively.

(Continued)

PRECISIONIR GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011
(Dollars in thousands, except per share amounts)

NOTE 11 - STOCK OPTIONS

Effective July 24, 2008 and amended on July 9, 2009, the Company adopted a nonqualified employee stock option plan (the "Plan"). The Company is permitted to issue a maximum of 2,000,000 shares of common stock under the Plan. Options are granted to officers, consultants, board members and other key employees at prices not less than fair value at the grant date. All common stock options, if not exercised, expire no later than the 10 year anniversary of the grant date. The Plan allows for two types of options to be granted, options that vest based on a service condition ("Initial Options") and options that vest based on a performance condition ("Incentive Options").

Effective July 24, 2008, the Company granted 430,445 Initial Options and 334,531 Incentive Options to Company management employees.  Effective June 9, 2009, the Company modified the options granted on July 24, 2008 and granted 220,000 additional initial options and 220,000 additional incentive options to Company management employees.  Effective April 21, 2010, the Company granted 392,000 Initial Options and 506,000 Incentive Options to Company management employees.  The vesting period of the Initial Options varies based on the hire date of the recipient.  The Incentive Options granted on July 24, 2008 and modified on June 9, 2009 vest based on a Company performance goal, which must be met by June 9, 2014.  The Incentive Options granted on April 21, 2010 vest based on a Company performance goal, which must be met by April 21, 2014.  The directors have estimated that no share option charge is due in respect to the Incentive Options for the year ending December 31, 2012.

The Plan also allows for accelerated vesting in the event that there is a change in control, as defined by the Plan. In that event, all Initial Options and any vested Incentive Options (including Incentive Options that will vest as a result of the change in control) are canceled in exchange for a payment in cash to the extent the option value exceeds the exercise price.

A summary of the Company's stock option activity and related information under the Plan for the year ended December 31, 2012:

	Options	Initial Options Weighted Average Exercise Price	Options	Incentive Options Weighed Average Exercise Price

Outstanding at January 1, 2012	680,744	$3.03	743,404	$4.18
Forfeited	(373,602)	4.22	(485,669)	4.30
Outstanding at December 31, 2012	307,142	$1.59	257,735	$3.95
Exercisable at December 31, 2012	222,857	$1.50	-	$3.95

There were no options granted during the years ended December 31, 2012 and 2011.

All Initial and Incentive Options outstanding at December 31, 2012 are exercisable at a weighted-average price of $1.59 and $3.95, respectively, and have a weighted-average remaining contractual life of two years.

(Continued)

PRECISIONIR GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011
(Dollars in thousands, except per share amounts)

NOTE 11 - STOCK OPTIONS (Continued)

A summary of the status of the Company's nonvested common stock shares subject to the above options as of December 31, 2012, and changes during the year then ended is presented below.

	Options	Initial Options Weighted Average Exercise Price	Options	Incentive Options Weighed Average Exercise Price

Nonvested options at January 1, 2012	438,372	$3.32	743,404	$4.18
Vested	(76,786)	1.59	-	-
Forfeited	(277,301)	4.25	(485,669)	4.30
Outstanding at December 31, 2012	84,285	$1.84	257,735	$3.95

The fair value of the Initial Options are estimated on the date of grant using a Black Scholes option valuation model that uses the assumptions noted in the table below.  Expected volatilities are based on the historical volatility of an industry sector index over a time period that is comparable to the expected term of the options.  The Company uses historical data to estimate employee termination within the valuation model.  The risk-free rate of return for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant.  The inputs for the expected volatility, expected dividends and risk-free rate used in estimating the Initial Options fair value are summarized below:

	2012	2011

Risk-free interest rate	2.49%	2.49%
Dividend yield	0.00%	0.00%
Stock price volatility	18.85%	18.85%
Expected option life (in years)	2	3

As of December 31, 2012, there was $23 of total unrecognized stock option compensation cost related to the nonvested share-based compensation arrangements granted under the Plan.  That cost is expected to be recognized over two years.  The total fair value of common stock options expense recognized during the years ended December 31, 2012 and 2011, was $54 and $119, respectively.

NOTE 12 – SERIES A AND B PREFERRED STOCK

The Company’s preferred stock consists of the following issued and outstanding shares at December 31, 2012 and 2011:

	Shares Authorized	Shares Outstanding
15% Series A cumulative convertible preferred
Stock; par value $.01	3,100,000	2,794,699

15% Series B cumulative convertible preferred
Stock; par value $.01	1,100,000	282,224

(Continued)

PRECISIONIR GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011
(Dollars in thousands, except per share amounts)

NOTE 12 – SERIES A AND B PREFERRED STOCK (Continued)

During 2009, the Company issued an aggregate of 3,076,923 shares of its Series A and B preferred stock in exchange for cash of $3,292, net of issuance costs of $708.  The rights and privileges of Series A and B preferred stock are identical.  The preferred stock has a 15% per annum cumulative dividend and also participates on an as converted basis in any dividends declared to common stock.  The Company accrued total dividends of $2,696 and $1,795 at December 31, 2012 and 2011, respectively.  The preferred shares are convertible into shares of common stock on a one to one basis at the option of the holder.  The conversion factor is subject to anti-dilution features as described in the agreement.  Preferred stockholders are entitled to voting privileges on an as converted to common stock basis, but shall vote as a separate class with respect to certain matters, including matters that affect preferences, rights, economics and powers of the preferred stock and the consummation of a sale of the Company.

In the event of any liquidation, dissolution or winding up of the Company, the holders of the preferred stock shall be entitled to receive two times the original purchase price plus accrued and unpaid dividends, if any, through June 9, 2012 and three times thereafter. The preferred stock shall be redeemable for an amount per share equal to three times the original purchase price plus accrued and unpaid dividends, if any, at the option of the holders of at least 51% of the preferred stock, commencing anytime after June 9, 2014.

NOTE 13 - LOSS FROM DISCONTINUED OPERATIONS

In August 2012, the Company sold substantially all of the assets of the Vcall line of business for $507 and recognized a loss on sale of $92.  Operating results of this division for all years presented have been reclassified in the consolidated statements of comprehensive loss as "discontinued operations".  Revenues of this subsidiary were $1,304 in 2012 and $2,301 in 2011.  The assets and liabilities of the discontinued operation at December 31, 2012 and 2011 were comprised of the following

	December 31, 2012	December 31, 2011

Assets of discontinued operations:
Cash and cash equivalents	$1	$1
Current assets other than cash
Accounts receivable after allowance for doubtful accounts
of $57 and $44 for 2012 and 2011, respectively	3	489
Prepaid assets	-	19
Long-term assets
Intangible assets net of accumulated amortization of
$163 for 2011	-	455
Goodwill	-	87
Total assets	$4	$1,051
Liabilities of discontinued operations:
Current liabilities
Accounts payable	$1	$133
Accrued liabilities	-	113
Total liabilities	$1	$246

(Continued)

PRECISIONIR GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011
(Dollars in thousands, except per share amounts)

NOTE 13 - LOSS FROM DISCONTINUED OPERATIONS (Continued)

The sales price includes $357 of contingent consideration. This contingent consideration consists of a revenue share that has been measured at fair value on a recurring basis. The Company receives 20% of Vcall revenue up to $75 and 45% of Vcall revenue in excess of $75 in each calendar month through December 31, 2014 up to a maximum of $1,325.

NOTE 14 – SUBSEQUENT EVENTS

Management has performed an analysis of the activities and transactions subsequent to December 31, 2012 to determine the need for any adjustments to or disclosure within the consolidated financial statements for the year ended December 31, 2012.  Management has performed their analysis through July 1, 2013, which was the date that the financial statements were available to be issued, and has determined that, other than the letter of intent entered into to sell the Company as discussed in Note 15, there are no subsequent events to disclose.

NOTE 15 – MANAGEMENT’S PLANS REGARDING FUTURE OPERATIONS

At December 31, 2012, the Company had cash of $612, a working capital deficit of $7,384 and an accumulated deficit of $40,959.  The Company’s lending agreement with Lloyd’s Bank matured on January 30, 2013 and the Company is out of compliance with the financial covenants as of December 31, 2012.  Through the date of this report, Lloyd’s Bank has not exercised its right to call the loans, but retains the right to do so at any time.  During 2012, Management took several actions to improve operations and its financial position including the sale of its non-investor relations webcasting business and implementing several cost savings initiatives such as reductions in work force, restructuring of the sales organization, outsourcing the fulfillment function and reducing external IT spend.  In addition, management has taken steps to market the Company for sale and has entered into a non-binding letter of intent dated January 31, 2013, and a revised letter of intent dated June 17, 2013, with a potential buyer.  The ability of the Company to continue as a going concern is dependent upon the continuation of at least the existing level of financing; profitable operations; or the infusion of additional capital.  The outcome of these matters is not certain and the financial statements do not reflect the outcome of these uncertainties.

CONSOLIDATING INFORMATION

PRECISIONIR GROUP, INC.
CONSOLIDATING STATEMENT OF COMPREHENSIVE LOSS
Year ended December 31, 2012
(Dollars in thousands, except per share amounts)

	PrecisionIR Group, Inc	PrecisionIR Inc.	PrecisionIR Ltd.	WILink	PrecisionIR AB	Eliminations	Total

Net sales	$-	$9,054	$3,879	$-	$749	$-	$13,682

Cost of goods sold	-	2,522	1,156	-	98	-	3,776

Gross profit	-	6,532	2,723	-	651	-	9,906

Selling, general and administrative expenses	242	5,451	3,047	-	303	-	9,043
Stock compensation expense	-	48	6	-	-	-	54
Depreciation and amortization	-	611	303	-	1	-	915
	242	6,110	3,356	-	304	-	10,012

Income (loss) before other income (expense) and income taxes	(242)	422	(633)	-	347	-	(106)

Other income (expense)
Interest income	-	-	-	-	-	-	-
Interest expense	(348)	(206)	(13)	-	-	-	(567)
Loss from subsidiaries	(8,738)	-	-	-	-	8,738	-
Management fee	(646)	-	-	-	-	-	(646)
Intangible asset and goodwill impairment losses	-	(7,894)	(396)	-	-	-	(8,290)
Loss on foreign currency exchange	-	(20)	(19)	-	(32)	-	(71)
	(9,732)	(8,120)	(428)	-	(32)	8,738	(9,574)
Income (loss) from continuing operations, before income taxes	(9,974)	(7,698)	(1,061)	-	315	8,738	(9,680)

Income tax benefit (expense)	303	(389)	167	-	-	-	81
Income (loss) from continuing operations, net of income taxes	(9,671)	(8,087)	(894)	-	315	8,738	(9,599)

Discontinued operations, net of income tax expense of $12	-	20	-	-	-	-	20
Loss on sale of discontinued operations	-	(92)	-	-	-	-	(92)
Income (loss) from discontinued operations	-	(72)	-	-	-	-	(72)

Net income (loss)	(9,671)	(8,159)	(894)	-	315	8,738	(9,671)

Other comprehensive loss
Foreign currency translation adjustment	(36)	(55)	232	(281)	69	35	(36)

Comprehensive income (loss)	$(9,707)	$(8,214)	$(662)	$(281)	$384	$8,773	$(9,707)

PRECISIONIR GROUP, INC.
CONSOLIDATING BALANCE SHEET
December 31, 2012
(Dollars in thousands, except per share amounts)

	PrecisionIR Group, Inc.	PrecisionIR Inc.	PrecisionIR Ltd.	WILink	PrecisionIR AB	Eliminations	Total

ASSETS
Current assets
Cash	$-	$397	$15	$-	$200	$-	$612
Accounts receivable after allowance for doubtful accounts	-	1,121	485	-	95	-	1,701
Income tax receivable	5,848	(5,812)	(1)	-	-	-	35
Accounts receivable – intercompany	-	24,679	5,920	363	613	(31,575)	-
Prepaid expenses and other current assets	63	405	106	-	8	-	582
Current assets of discontinued operations	-	4	-	-	-	-	4
Total current assets	5,911	20,794	6,525	363	916	(31,575)	2,934

Property and equipment, net	-	406	12	-	1	-	419

Other assets
Other receivables	-	128	-	-	-	-	128
Investment in subsidiaries	21,079	-	-	-	-	(21,079)	-
Intangible assets	-	1,386	924	-	-	-	2,310
Goodwill	-	1,567	-	-	-	-	1,567
	21,079	3,081	924	-	-	(21,079)	4,005
	$26,990	$24,281	$7,461	$363	$917	$(52,654)	$7,358

(Continued)

PRECISIONIR GROUP, INC.
CONSOLIDATING BALANCE SHEET
December 31, 2012
(Dollars in thousands, except per share amounts)

	PrecisionIR Group , Inc.	PrecisionIR Inc.	PrecisionIR Ltd.	WILink	PrecisionIR AB	Eliminations	Total

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
Current maturities of notes payable and long-term debt	$3,828	$2,043	$97	$-	$-	$-	$5,968
Accounts payable	-	263	204	-	2	-	469
Accounts payable – intercompany	25,541	362	-	5,672	-	(31,575)	-
Advance postage fees	-	464	359	-	-	-	823
Other current liabilities	876	1,172	791	-	218	-	3,057
Current liabilities of discontinued operations	-	1	-	-	-	-	1
Total current liabilities	30,245	4,305	1,451	5,672	220	(31,575)	10,318

Deferred income taxes	-	-	226	-	-	-	226

Dividends payable	2,696	-	-	-	-	-	2,696

Deferred rent	-	69	-	-	-	-	69

Stockholders' equity (deficit)
Common stock	34	-	-	-	-	-	34
Preferred stock	31	-	-	-	-	-	31
Additional paid-in capital	34,982	45,265	13,206	(7,738)	1,635	(52,368)	34,982
Other accumulated comprehensive income (loss)	(39)	(1,239)	-	3,129	(1,183)	(707)	(39)
Accumulated deficit	(40,959)	(24,119)	(7,422)	(700)	245	31,996	(40,959)
	(5,951)	19,907	5,784	(5,309)	697	(21,079)	(5,951)
	$26,990	$24,281	$7,461	$363	$917	$(52,654)	$7,358

PRECISIONIR GROUP, INC.
CONSOLIDATING STATEMENT OF COMPREHENSIVE LOSS
Year ended December 31, 2011
(Dollars in thousands, except per share amounts)

	PrecisionIR Group, Inc.	PrecisionIR Inc.	PrecisionIR Ltd.	WILink	PrecisionIR AB	Eliminations	Total

Net sales	$-	$11,468	$5,749	$-	$1,098	$-	$18,315

Cost of goods sold	-	3,332	1,444	-	155	-	4,931

Gross profit	-	8,136	4,305	-	943	-	13,384

Selling, general and administrative expenses	249	7,574	4,470	-	623	-	12,916
Stock compensation expense	-	113	6	-	-	-	119
Depreciation and amortization	-	836	381	-	-	-	1,217
	249	8,523	4,857	-	623	-	14,252

Income (loss) before other income (expense) and income taxes	(249)	(387)	(552)	-	320	-	(868)

Other income (expense)
Interest income	-	-	-	-	2	-	2
Interest expense	(710)	(92)	(3)	-	-	-	(805)
Loss from subsidiaries	(11,578)	-	-	-	-	11,578	-
Management fee	(735)	-	-	-	-	-	(735)
Intangible asset and goodwill impairment losses	-	(7,823)	(2,721)	-	-	-	(10,544)
Loss on foreign currency exchange	-	(39)	(24)	-	(1)	-	(64)
	(13,023)	(7,954)	(2,748)	-	1	11,578	(12,146)
Income (loss) from continuing operations, before income taxes	(13,272)	(8,341)	(3,300)	-	321	11,578	(13,014)

Income tax benefit (expense)	657	(604)	250	-	-	-	303

Income (loss) from continuing operations, net of income taxes	(12,615)	(8,945)	(3,050)	-	321	11,578	(12,711)

Discontinued operations, net of income tax expense of $61	-	96	-	-	-	-	96

Net income (loss)	(12,615)	(8,849)	(3,050)	-	321	11,578	(12,615)

Other comprehensive loss
Foreign currency translation adjustment	(56)	(25)	(35)	25	(46)	81	(56)

Comprehensive income (loss)	$(12,671)	$(8,874)	$(3,085)	$25	$275	$11,659	$(12,671)

PRECISIONIR GROUP, INC.
CONSOLIDATING BALANCE SHEET
December 31, 2011
(Dollars in thousands, except per share amounts)

	PrecisionIR Group, Inc.	PrecisionIR Inc.	PrecisionIR Ltd.	WILink	PrecisionIR AB	Eliminations	Total
ASSETS
Current assets
Cash	$-	$491	$329	$-	$741	$-	$1,561
Accounts receivable after allowance for doubtful accounts	-	1,576	735	-	159	-	2,470
Income tax receivable	5,298	(5,240)	69	-	-	-	127
Accounts receivable – intercompany	-	23,568	7,089	361	973	(31,991)	-
Prepaid expenses and other current assets	-	230	167	-	5	-	402
Deferred income taxes	221	271	-	-	-	-	492
Current assets of discontinued operations	-	509	-	-	-	-	509
Total current assets	5,519	21,405	8,389	361	1,878	(31,991)	5,561

Property and equipment, net	-	581	90	-	2	-	673

Other assets
Debt issue cost	-	-	-	-	-	-	-
Investment in subsidiaries	29,851	-	-	-	-	(29,851)	-
Intangible assets	-	2,315	1,544	-	-	-	3,859
Goodwill	-	8,866	-	-	-	-	8,866
Long-term assets of discontinued operations	-	542	-	-	-	-	542
	29,851	11,723	1,544	-	-	(29,851)	13,267
	$35,370	$33,709	$10,023	$361	$1,880	$(61,842)	$19,501

(Continued)

PRECISIONIR GROUP, INC.
CONSOLIDATING BALANCE SHEET
December 31, 2011
(Dollars in thousands, except per share amounts)

	PrecisionIR Group, Inc.	PrecisionIR Inc.	PrecisionIR Ltd.	WILink	PrecisionIR AB	Eliminations	Total

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
Current maturities of notes payable and long-term debt	$-	$-	$-	$-	$-	$-	$-
Accounts payable	-	398	157	-	-	-	555
Accounts payable – intercompany	24,966	361	-	6,664	-	(31,991)	-
Advance postage fees	-	493	332	-	-	-	825
Other current liabilities	285	1,689	1,958	-	292	-	4,224
Current liabilities of discontinued operations	-	246	-	-	-	-	246
Total current liabilities	25,251	3,187	2,447	6,664	292	(31,991)	5,850

Notes payable and long-term debt	3,721	1,993	732	-	-	-	6,446

Deferred income taxes	-	408	399	-	-	-	807

Dividends payable	1,795	-	-	-	-	-	1,795

Stockholders' equity (deficit)
Common stock	34	-	-	-	-	-	34
Preferred stock	31	-	-	-	-	-	31
Additional paid-in capital	35,829	45,265	13,206	(7,738)	1,635	(52,368)	35,829
Other accumulated comprehensive income (loss)	(3)	(1,184)	(232)	2,135	23	(742)	(3)
Accumulated deficit	(31,288)	(15,960)	(6,529)	(700)	(70)	23,259	(31,288)
	4,603	28,121	6,445	(6,303)	1,588	(29,851)	4,603
	$35,370	$33,709	$10,023	$361	$1,880	$(61,842)	$19,501